SHARE PLEDGE AGREEMENT

dated as of January 29, 2015

between

Lionbridge International, 3 West Pier Business Campus, Dun Laoghaire, Co. Dublin, Ireland

(the “Pledgor”)

and

HSBC Bank USA, National Association, Corporate Trust & Loan Agency, 452 Fifth Avenue, New York, NY 10018, USA

acting as administrative agent in its own name and in the name of and for the account of the Pledgees (as defined below) as their direct representative (direkter Stellvertreter)

(the “Agent”)

and

the Pledgees

represented for all purposes hereof by the Agent acting as their direct representative (direkter Stellvertreter)

(together, the “Pledgees”)

regarding the pledge of the shares in CLS Corporate Language Services Holding AG, Switzerland, held at any time by the Pledgor

TABLE OF CONTENTS

PREAMBLE

(A)	Pursuant to a certain credit agreement, dated as of December 21, 2006, as amended and restated by a certain amended and restated credit agreement, dated as of October 30, 2013, as amended and restated by a certain second amended and restated credit agreement dated as of January 2, 2015 by and among, inter alios, the Agent, as Lender, Administrative Agent, Sole Lead Arranger and Sole Book Runner, Lionbridge Technologies, Inc., Lionbridge International Finance Limited and the Pledgor, as Borrowers, the Lenders have agreed to make available to the Borrowers Loans in the total aggregate amount of up to USD 135,000,000 (all as defined therein) (as amended from time to time, the “Credit Agreement”).

(B)	The Pledgor has agreed to grant a pledge over all its shares in CLS Corporate Language Services Holding AG, a company incorporated under the laws of Switzerland, registered with the register of commerce of the Canton of Zurich under number CHE-110.102.565, having its registered office at Sägereistrasse 33, c/o CLS Communication AG, 8152 Opfikon-Glattbrugg, Switzerland (the “Company”), in favor of the Pledgees (as defined below), in order to provide security in accordance with the Credit Agreement. As of the day of this Agreement, Pledgor’s shares in the Company represent approximatively 30.7% of the total shareholding in the Company.

(C)	The Agent has been duly appointed by each of the Pledgees under the Credit Agreement to act as Agent in the name of and for the account of the Pledgees with regard to the execution, delivery and performance of this share pledge agreement (the “Agreement”) and shall exercise the rights of the Pledgees arising hereunder as their direct representative (direkter Stellvertreter).

1.	DEFINITIONS

Unless the context otherwise requires, words or expressions defined in the Credit Agreement shall have the same meanings in this Agreement.

In addition, in this Agreement:

"Agent” has the meaning given to it on the first page of this Agreement.

"Agreement” has the meaning given to it in Preamble (C).

"Annex” means any annex to this Agreement.

"BEG” means the Swiss Federal Act on Book Entry Securities as amended from time to time.

"Closing Date” means the date of this Agreement.

"CO” means the Swiss Code of Obligations as amended from time to time.

"Company” has the meaning given to it in Preamble (B).

"Credit Agreement” has the meaning given to it in Preamble (A).

"Credit Documents” has the meaning given to it in the Credit Agreement.

"DEBA” means the Swiss Debt Enforcement and Bankruptcy Act as amended from time to time.

"Dividends” means all kind of dividend payments, whether in cash or in kind, in the form of additional Shares or other participation rights, or in any other form paid to the Pledgor.

"Event of Default” has the meaning given to it in the Credit Agreement.

"Lien” has the meaning given to it in the Credit Agreement.

"Participation Rights” means any kind of participation and profit share rights, such as participation certificates (Partizipationsscheine) and profit sharing certificates (Genussscheine) within the meaning of articles 656a et seq. and article 657 CO.

"Party” means any party to this Agreement.

"Pledge” has the meaning given to it in Section 2.1.

"Pledgees” means the Lenders (as defined in the Credit Agreement).

"Pledgor” has the meaning given to it on the first page of this Agreement.

"Preamble” means the preamble to this Agreement.

"Related Rights” means all moneys payable and any and all other accessory or other rights, restitution claims, benefits and proceeds in respect of, or derived from, the Shares, whether present or future and whether by way of capital reduction, redemption, substitution, conversion or otherwise, including interests, Subscription Rights, Dividends, liquidation proceeds upon liquidation of the Company and Voting Rights.

"Secured Obligations” means the Credit Party Obligations of the Borrowers (as defined in the Credit Agreement), including costs, fees and expenses, including court or reasonable out-of-court costs and reasonable attorneys’ fees and expenses arising in connection with the protection, preservation, or realization of the security granted under this Agreement, irrespective of any intermediate discharge of any but not all of the claims and obligations.

"Section” means any section of this Agreement.

"Shares” means the shares (Aktien) and the Participation Rights, together with all Related Rights, in the Company held at any time by the Pledgor as well as any shares and Participation Rights issued subsequent to the Closing Date, together with all Related Rights to be held at any time by the Pledgor.

"Subscription Rights” means the preemptive right (Bezugsrecht) and the advance subscription right (Vorwegzeichnungsrecht) of a shareholder in relation to the Shares.

"Voting Rights” means the voting rights and any other non-monetary participation rights in relation to the Shares.

2.	PLEDGE

2.1	Object of Pledge

The Pledgor hereby agrees to pledge and hereby unconditionally pledges to each of the Pledgees (for this purpose being represented by the Agent) individually the Shares (the “Pledge”).

2.2	Secured Obligations

The Pledge shall serve as a first ranking security interest over the Shares to each of the Pledgees for the payment and discharge of all Secured Obligations.

2.3	Continuing Security

This Agreement shall create a continuing security for each of the Pledgees and no change or amendment whatsoever in any of the Credit Documents or any document or agreement relating thereto shall affect the validity of the Pledge or the obligations which are imposed on the Pledgor pursuant to it.

3.	DELIVERY OF DOCUMENTS

On the Closing Date, the Pledgor shall deliver to the Agent the following documents:

a)	an up-to-date certified excerpt from the register of commerce (Handelsregisterauszug) relating to the Company;

b)	an up-to-date copy of the articles of association (Statuten) of the Company certified by the register of commerce evidencing that they are free of any share transfer restrictions;

c)	a copy of the board resolutions of the Pledgor approving, inter alia, the entering into this Agreement and the consummation of the transactions contemplated thereby or in connection therewith;

d)	a copy of the board resolutions of the Company (i) acknowledging the Pledge, (ii) approving the Pledge and the entry of the Pledgees as pledgees of the Shares into the Company’s share register (Aktienbuch), and (iii) approving in advance the possible transfer of the Shares to any third party acquirer for the purpose of realization contemplated in Section 7 and the entry of any future owner of the Shares as shareholder with voting rights in the Company’s share register;

e)	a copy of the Company’s share register evidencing that the Pledgor is entered as shareholder of the Shares and the Pledgees are entered as pledgees of the Shares, signed by a duly authorized member of the Company’s board of directors; and

f)	the original share certificate representing the Shares as specified in Annex 1, duly endorsed in blank.

Upon the accrual, offer or issue and after receipt by it of any Shares to which the Pledgor is or will be entitled, the Pledgor shall promptly deliver all original share certificates and other documents representing or evidencing such Shares, in the case of registered share certificates duly assigned in blank by the Pledgor, to the Agent. In addition, the Pledgor shall procure the prompt delivery to the Agent of the documents a) and b) above as well as d) and e) above with regard to such Shares.

4.	REPRESENTATIONS AND WARRANTIES

The Pledgor hereby represents and warrants to each of the Pledgees that on the Closing Date and the date of each Extension of Credit:

a)	it is the sole legal and beneficial owner of the Shares free and clear of any Lien (other than the Pledge);

b)	it has not assigned, transferred or otherwise disposed of the benefit of any of its rights, title and interest in the Shares other than in accordance with this Agreement;

c)	it is neither insolvent nor over-indebted and no insolvency proceedings or, to its knowledge, steps have occurred in respect of the Pledgor;

d)	this Agreement (i) constitutes legal and valid obligations binding on the Pledgor, (ii) creates an effective and perfected first ranking security interest over the Shares, and (iii) is enforceable against the Pledgor in accordance with its terms;

e)	the execution of, and the performance of its obligations under, this Agreement by the Pledgor have been duly authorized by all necessary corporate actions on behalf of the Pledgor and is not in breach of the corporate powers of the Pledgor;

f)	the execution of, and the performance of its obligations under, this Agreement by the Pledgor does not contravene or violate any Swiss or Irish law;

g)	there are no agreements or arrangements affecting the Pledge in any way which would or may encumber or otherwise prejudice the rights of the Agent, the other Pledgees or the Pledge;

h)	the Shares as specified in Annex 1 are duly and validly issued by the Company fully paid-in and non-assessable and constitute the Shares in the Company;

i)	except the Shares as specified in Annex 1, the shares in the Company held by Tuscany Holding AG and the shares in the Company held by the Company itself, the Company has neither issued any securities, including participation certificates (Partizipationsscheine) and profit sharing certificates (Genussscheine); and

j)	no book-entry securities (Bucheffekten) pursuant to the BEG exist with respect to the Shares.

5.	EXERCISE OF RIGHTS

5.1	Subscription Rights

As long as no Event of Default has occurred, the Pledgor shall be entitled to exercise the Subscription Rights. All additional rights following the exercise of the Subscription Rights shall be pledged pursuant to Section 2, and additional documents shall be delivered pursuant to Section 3.

If the Pledgor does not intend to exercise any Subscription Rights, the Pledgor herewith agrees to assign and herewith assigns such Subscription Rights free of charge to the Agent, and the Agent shall be entitled, but not obliged, to exercise such Subscription Rights. For that purpose, the Pledgor shall timely co-operate with the Agent in order to permit the exercise of the Subscription Rights.

The Pledgor shall notify the Agent promptly of any grant of Subscription Rights and undertakes to notify the Agent of any intention not to exercise any Subscription Rights not less than fifteen calendar days prior to the expiration of such Subscription Rights.

Upon the occurrence and during the continuance of an Event of Default, the Agent shall be entitled, but not obliged, to exercise the Subscription Rights. In case the Agent decides to exercise the Subscription Rights, the Pledgor shall timely co-operate with the Agent in order to permit the exercise of the Subscription Rights.

5.2	Dividends

As long as no Event of Default has occurred, the Pledgor shall be entitled to receive and retain all Dividends.

Upon the occurrence and during the continuance of an Event of Default, the Pledgees shall be entitled to receive and retain all Dividends in relation to the Shares, including Dividends that were approved and became due but have not been paid out prior to the occurrence of the Event of Default. The Pledgor shall co-operate in order to permit the distribution of the Dividends to the Agent acting in the name of and for the account of the Pledgees.

5.3	Voting Rights

As long as no Event of Default has occurred, all Voting Rights remain with the Pledgor. The Pledgor shall exercise its Voting Rights in a manner consistent with this Agreement and the Credit Agreement.

Upon the occurrence and during the continuance of an Event of Default, the Pledgor shall no longer exercise its Voting Rights without the prior written consent of the Agent, acting in the name of and for the account of the Pledgees, and the Agent, acting in the name of and for the account of the Pledgees, shall have the right to exercise the Voting Rights, at its discretion, in the name of the Pledgor. For that purpose, the Pledgor herewith grants to the Agent a power of attorney to exercise the Voting Rights and shall timely (i) execute any and all proxies in favor of the Agent, acting in the name of and for the account of the Pledgees, and (ii) do all acts and things and permit all acts and things to be done which are necessary for the Agent, acting in the name of and for the account of the Pledgees, to exercise the Voting Rights.

The Pledgor shall promptly send copies to the Agent, acting in the name of and for the account of the Pledgees, of all notices and resolutions sent to the Pledgor in connection with the Shares.

6.	UNDERTAKINGS

For as long as the Pledge remains in effect, the Pledgor hereby undertakes, as the case may be, at its own costs:

a)	not to dispose of the Shares except in accordance with the Credit Agreement;

b)	not permit to be done any other act or thing which would reasonably be expected to jeopardize or otherwise prejudice in any material respects the rights of the Agent and the other Pledgees hereunder;

c)	to promptly inform the Agent of all circumstances concerning the Shares which may adversely affect the validity or enforceability of the Pledge;

d)	not to create or agree to create or permit to subsist any Lien over all or part of the Shares, other than the Pledge, nor to sell, transfer or otherwise dispose of the Shares or any interest therein except in accordance with the Credit Agreement;

e)	not to revoke or amend the resolutions of the Pledgor referred to in Section 3.c) and the resolutions of the Company referred to in Section 3.d);

f)	not to vote in favour of any resolution whereby the Shares would be modified or altered except in accordance with the Credit Agreement or the transferability of the Shares would be restricted in any way;

g)	to promptly inform the Agent (i) if a third party claims or pretends to own any of the Shares, and (ii) of all circumstances concerning the Company which may reasonably be expected to materially and adversely affect the validity or enforceability of the Pledge; and

h)	to take whatever action the Agent may reasonably require to obtain all consents, take all actions and execute all documents (including any additional security agreements or, in case BEG would be applicable to the Shares, control agreement within the meaning of articles 25 et seq. BEG) as may be necessary to (i) create and perfect the first ranking security interest created or intended to be created by this Agreement, and/or (ii) facilitate the realization of the Pledge, in particular, to properly effect any transfer of the Shares to an acquirer, free and clear of any Lien.

7.	REALIZATION OF PLEDGE

Upon the occurrence and during the continuance of an Event of Default, the Agent, acting in the name of and for the account of the Pledgees, has the right, but not the obligation, at its full discretion and without notice or demand, to realize the Pledge by either:

a)	private realization (private Verwertung, including self-sale (Selbsteintritt)), irrespective of whether or not the Shares are traded on a representative market (repräsentativer Markt); or

b)	any applicable official enforcement proceedings, including, as the case may be, Swiss enforcement proceedings pursuant to the DEBA under the exclusion of article 41 para. 1bis DEBA (the Pledgees may, at their own discretion, institute or pursue the ordinary enforcement proceedings for the recovery of debt without having first to realize the Pledge or institute proceedings for the realization of the Pledge (waiver of the beneficium excussionis realis)) and the Parties agree in advance that a sale according to article 130 DEBA (Freihandverkauf) shall be permitted.

Upon the occurrence and during the continuance of an Event of Default, the Pledgor shall, at its own cost, upon demand from the Agent, acting in the name of and for the account of the Pledgees, execute all documents and do all other things that the Agent may request for the realization of the Pledge.

No failure or delay on the part of the Agent and/or each of the other Pledgees to realize the Pledge or any exercise of any other right under this Agreement shall operate as a waiver thereof, nor shall any single or partial realization of the Pledge or exercise of a right under this Agreement preclude any further or other realization of the Pledge or exercise of that or any other such right.

The Agent shall not be liable towards the Pledgor for losses arising out of the realization of the Pledge, except in case of wilful misconduct or gross negligence.

8.	APPLICATION OF PROCEEDS

Any proceeds received under this Agreement by the Agent or by any of the Pledgees shall be applied towards payment and discharge of the Secured Obligations in accordance with the Credit Agreement.

Any surplus remaining upon full and indefeasible payment and discharge in full of the Secured Obligations in accordance with Section 11 shall be returned to the Pledgor.

9.	POSITION OF AGENT

The Agent has been duly appointed by each of the Pledgees under the Credit Agreement to act as Agent in the name of and for the account of the Pledgees. The Agent is authorized to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with this Agreement together with any other incidental rights, powers, authorities and discretions as direct representative (direkter Stellvertreter) of the Pledgees. The Pledgor acknowledges such rights, powers, authorities and discretions.

The Agent performs this Agreement and exercises the rights of the Pledgees arising hereunder as the direct representative (direkter Stellvertreter) of each of the Pledgees. Any action with respect to this Agreement taken by the Agent shall be construed as binding upon each of the Pledgees.

The Pledgor appoints and authorizes the Agent, upon the occurrence and during the continuance of an Event of Default, to be its attorney and in its name and on its behalf to execute, deliver and perfect all documents (including to transfer Shares to an acquirer) and to do all other things that the Agent may consider to be necessary for carrying out any obligation imposed on the Pledgor under this Agreement or exercising any of the rights conferred on the Agent or any of the other Pledgees by this Agreement or by law, in particular in connection with a private realization (private Verwertung, including a self-sale (Selbsteintritt)).

10.	ASSIGNMENT AND TRANSFER OF RIGHTS AND OBLIGATIONS

The Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent.

The Agent shall be permitted to transfer or delegate any rights or obligations, and to assign any claims under this Agreement subject to the terms and conditions contained in the Credit Agreement, and the Pledgor hereby explicitly consents to such assignment and transfer.

11.	RELEASE AND TERMINATION

11.1	Release of Shares from Pledge

The Shares or, in case of realization of some but not all of the Shares, the remainder thereof, shall be automatically released from the Pledge if and when all Secured Obligations have been fully and indefeasibly paid and discharged in full in accordance with the terms of the Credit Agreement and no further Secured Obligations are capable of arising.

Subject to Section 11.2, if all Secured Obligations have been fully and indefeasibly paid and discharged in full and none of the Pledgees are under any further actual or contingent liability to provide funds to any Person under any Credit Document, this Agreement shall terminate and the Agent undertakes to execute and do all such reasonable acts as may be necessary to release the Shares from the Pledge. The Agent agrees to reassign and hereby reassigns all Subscription Rights assigned pursuant to Section 5.1, if any, with effect at such time when all Secured Obligations have been fully and indefeasibly paid and discharged in full and none of the Pledgees are under any further actual or contingent liability to provide funds to any Person under any Credit Document.

The Pledgees will not, and shall not be deemed to have made, any representation or warranty, whether express or implied, with respect to any assets released from the Pledge, except that at the date of the release of the Shares from the Pledge such Shares are free and clear, on such date, of any Lien arising from the acts of any of the Pledgees.

11.2	Avoidance or Reduction of Payments

If the Agent considers in good faith that any amount received in payment or purported payment of the Secured Obligations is capable of being avoided or reduced by virtue of any insolvency, bankruptcy, liquidation or other similar laws, the Pledgor’s liability under this Agreement and the security constituted by this Agreement shall continue and such amount shall not be considered to have been fully and indefeasibly paid and discharged in full.

12.	GENERAL PROVISIONS

12.1	Notices

All notices or other communications to be given under or in connection with this Agreement shall be made in writing and, unless otherwise instructed by a Party, shall be delivered by hand, by registered mail (return receipt requested), by an internationally recognized courier or by telecopier to the following addresses:

a) If to Pledgor to:

Lionbridge International

3 West Pier Business Campus

Dun Laoghaire, Co. Dublin, Ireland

Attention: Marc Litz, Director

Telecopier: +1-781-434-6034

Telephone: 353-1-202-1200

With a copy to:

Attention: General Counsel

Telecopier: +1-781-434-6057

Telephone: +1-781-434-6000

b) If to the Agent or the Pledgees to:

HSBC Bank USA, National Association

Corporate Trust & Loan Agency

452 Fifth Avenue

New York, NY 10018, USA

Telecopier: +1-212-525-1300

Telephone: +1-212-525-1362

With a copy to:

Goulston & Storrs PC

400 Atlantic Avenue

Boston, MA 02110-3333, USA

Attention: Philip A. Herman, Esq.

Telecopier: +1-617-574-7592

Telephone: +1-617-482-1776

Either Party may notify the other Party of a substitute address or telecopier number in accordance with the above by giving not less than five calendar days’ written notice.

Any notice to be given hereunder shall be given prior to the expiry of a term or deadline set forth in this Agreement or by applicable law, or the notice shall be deemed null and void. All notices or other communications shall be effective upon receipt by the Party to whom it is addressed irrespective of whether received prior to or after the expiry of such term or deadline (provided that the notice was timely and duly given in accordance with this Section 12.1).

12.2	Costs and Expenses

The Pledgor shall bear all costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, execution, amendments and enforcement of this Agreement and with the release of the Shares from the Pledge.

12.3	Currency Conversion

For the purpose of or pending the discharge of any of the Secured Obligations, the Agent may convert any money received, recovered or realized from one currency to another in accordance with the terms and conditions of the Credit Agreement.

12.4	Entire Agreement

This Agreement, including Annex 1 and any other documents referred to herein, constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written agreements or understandings of the Parties relating hereto. All references to this Agreement shall be deemed to include Annex 1.

12.5	Conflict of Provisions

If any inconsistency exists between any provision of this Agreement and the provisions of any other Credit Document with respect to the subject matter hereof, the provisions of this Agreement shall prevail.

12.6	Amendments

This Agreement may only be amended or any provision thereof waived by an instrument in writing signed by the Parties.

12.7	Severability

Should any part or provision of this Agreement be held to be invalid or unenforceable by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the other provisions of this Agreement shall nonetheless remain valid. In this case, the Parties shall endeavor to negotiate a substitute provision that best reflects the economic intentions of the Parties without being unenforceable, and shall execute all agreements and documents required in this connection.

12.8	Counterparts

This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13.	GOVERNING LAW AND JURISDICTION

13.1	Governing Law

This Agreement (including all rights in rem aspects) shall be governed by and construed in accordance with the substantive laws of Switzerland.

13.2	Jurisdiction

All disputes arising out of or in connection with this Agreement, including disputes on its conclusion, binding effect, amendment and termination, shall be resolved exclusively by the ordinary courts of the Canton of Zurich (ordentliche Gerichte des Kantons Zürich), Switzerland, venue being Zurich 1.

The Agent and each of the other Pledgees in addition have the right to institute legal proceedings against the Pledgor at any other competent court, in which case Swiss law shall nevertheless be applicable as provided for in Section 13.1.

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Annex 1

Details of Shares as of the Closing Date

Share Issuer	Type of Share	Number of	Number of Shares	Par value of each
		Certificate		Share
CLS Corporate Language Services Holding AG	Registered Shares	78	15,923	CHF 50.00

[signature page follows]

Signatures

Place : Waltham, MA

Lionbridge International
(Pledgor)

By: /s/ Marc E. Litz, Director

Place: Boston, MA

HSBC Bank USA, National Association

(acting as administrative agent in its own name and in the name of and for the account of the Pledgees as their direct representative (direkter Stellvertreter))

By: Manuel Burgueno, SVP

Place: Boston, MA

The Pledgees
represented for all purposes hereof by the Agent acting as their direct representative (direkter Stellvertreter)

By: Manuel Burgueno, SVP